UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2016

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of July 28, 2016, the Board of Directors of Jacobs Engineering Group Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws to add a new Section 8.06 which provides that, unless the Company consents in writing to the selection of an alternative forum, the state courts located within the State of Delaware (or, if no such state court has jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for certain legal actions.

The foregoing summary is not complete and is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, as so amended, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On July 28, 2016, the Company issued a press release announcing that Steven J. Demetriou, the Company’s President and Chief Executive Officer and a director of the Board of Directors of the Company (the “Board”), has been appointed as Chairman of the Board, effective immediately, and that Noel G. Watson, presently the Non-Executive Chair of the Board, will retire from that position but remain on the Board. Concurrently, the Company announced that the Board has elected Linda Fayne Levinson to serve as Lead Director.

A copy of the press release is attached hereto as Exhibit 99.1.

On July 28, 2016, the Board approved amendments to the Company’s Corporate Governance Guidelines to provide for the combined role of Chief Executive Officer and Chairman of the Board and to specify the responsibilities of the Chairman of the Board and Lead Director. A copy of the amended and restated Corporate Governance Guidelines is available on the Company’s website at www.jacobs.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Jacobs Engineering Group Inc., dated as of July 28, 2016

Exhibit 99.1	Press Release dated July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2016

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Jacobs Engineering Group Inc., dated as of July 28, 2016

Exhibit 99.1	Press Release dated July 28, 2016